Exhibit 99

CDI Corp. Reports Second Quarter 2016 Results

PHILADELPHIA, Aug. 3, 2016 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the second quarter ended June 30, 2016.

"During the second quarter we made progress on our transformation and operational turnaround through additional improvements in our business development and delivery capabilities," said CEO and President Scott J. Freidheim. "As we continue to execute our plan, we are committed to managing our costs and capital to deliver future growth and to improve operating profitability during the second half of 2016."

Second Quarter Overview

  Second quarter 2016 revenue of $226.7 million, a decrease of 8.2% versus second quarter 2015
  Second quarter 2016 net loss attributable to CDI of $7.5 million, or $(0.39) per diluted share, versus a net loss of $0.2 million, or $(0.01) per diluted share, in second quarter 2015
  Adjusted EBITDA loss of $2.7 million versus second quarter 2015 Adjusted EBITDA profit of $4.7 million1
  Adjusted loss per diluted share of $(0.33) in the second quarter of 2016 versus adjusted earnings per diluted share of $0.00 in the second quarter of 20151
  Repurchased 638,508 shares for $3.9 million during the second quarter 2016 and an aggregate of 1,190,356 shares for $7.3 million from inception of the program through August 1, 2016

[1]Adjusted EBITDA excludes from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition-related items, reserve for project-related disputes and earnout adjustments. Adjusted EPS excludes from diluted earnings per common share restructuring and other related costs, leadership transition costs, loss on disposition, certain acquisition-related items, reserve for project-related disputes, earnout adjustments, amortization of acquired intangibles and the related income tax effect of each of the adjustments. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Summary Results from Operations for the Second Quarter

For the second quarter 2016, revenue decreased by $20.1 million or 8.2% (7.0% in constant currency) compared to the prior-year second quarter. Results for the second quarter of 2016 include $11.0 million in revenue from EdgeRock Technologies, LLC, acquired in October 2015 and now comprising our Specialty Talent vertical within the Specialty Talent and Technology Solutions segment.

Enterprise Talent revenue declined $15.9 million or 10.7% from the prior-year period. Revenue declined in both the North America Staffing and UK Staffing verticals. North America Staffing revenue decreased 8.3% (7.2% in constant currency), driven by reduced spending at the Company's largest client and among certain oil and gas pipeline clients. UK Staffing declined 21.8% (15.8% in constant currency), primarily due to reductions across engineering and construction sectors, in part associated with uncertainty surrounding the referendum by British voters to exit the European Union.

Specialty Talent and Technology Solutions revenue increased $11.2 million from the prior year, principally as a result of the inclusion of $11.0 million in revenue from the acquisition of EdgeRock. In Technology Solutions, revenue increased 3.5% due to increased spending by certain existing clients and the ramp up of new projects, partially offset by client reductions as part of their overall savings initiatives.

Engineering Solutions revenue declined $15.4 million or 20.1% versus the prior-year period, primarily due to declines in demand for engineering services by downstream and midstream clients in the Energy, Chemicals & Infrastructure vertical, impacted by the decline in oil and gas prices. Revenue in Aerospace & Industrial Equipment declined due to reduced spending by a large commercial aviation client. These declines were partially offset by revenue growth in the Government Services vertical driven by new naval defense contracts.

MRI revenue in the second quarter was down $0.1 million or 0.5% compared to the prior year due to a decline in royalty revenue offset by an increase in franchise fees and contract staffing.

The Company's gross profit decreased by $4.6 million, primarily due to the decrease in revenue. Gross profit margin rates declined 30 basis points due to reductions in gross margins in all segments, partially offset by a shift in revenue mix to higher margin Specialty Talent revenue.

The Company reported an operating loss in the second quarter of $6.5 million compared to an operating profit of $1.2 million in the year-ago quarter, primarily due to a decrease in gross profit and an increase in operating and administrative expenses.

Operating and administrative expenses in the second quarter increased $2.9 million or 6.3% compared to the second quarter of 2015, primarily due to inclusion of expenses for EdgeRock. On an organic basis, operating expenses declined versus the prior-year period as increased personnel-related investments in management, sales, and delivery within select business verticals were offset by reduced corporate expenses associated with international business development activities and stock compensation.

More detailed segment data are included in the tables incorporated in this release and in the Company's Form 10-Q Report.

Balance Sheet and Liquidity

CDI ended the second quarter with $4.7 million in cash and cash equivalents versus $16.9 million at the end of the fourth quarter 2015 and $39.2 million at the end of the second quarter 2015. Total debt outstanding was $25.9 million at June 30, 2016, versus $18.8 million at December 31, 2015. Net cash used in operating activities was $7.7 million for the first half 2016 versus net cash provided of $12.2 million in the prior-year period. Total liquidity, including availability under CDI's bank and credit facilities, totaled $120.9 million at June 30, 2016, versus $137.6 million at the end of the fourth quarter 2015.

Business Outlook and Strategy

The Company estimates revenue for the third quarter of 2016 in the range of $220 million to $230 million, with business mix generally representative of that experienced in the second quarter. Also, the Company is evaluating plans to reduce costs and improve profitability, which could result in a restructuring charge during the third quarter.

The Company continues to pursue its CDI 2020 strategic plan. As part of our strategic plan:

  We will focus on highly specialized information technology and engineering skill sets that meet the rapidly evolving needs of existing and new clients and thereby improve both the growth and margin profile of CDI;
  We will leverage industry and solution domain expertise to provide competitive differentiation;
  We will improve operational efficiency through the continued introduction of common processes, tools and systems; and
  We will actively manage the composition of our business portfolio in support of this specialization-focused strategy. In connection with our portfolio management, we are and will continue to be in discussions with third parties regarding select divestitures and acquisitions. There is no assurance that a transaction will result from these or other such discussions.

Conference Call

At 8:30 a.m. Eastern Time on August 4, 2016, Scott J. Freidheim, CEO and President, and Michael S. Castleman, CFO and Executive Vice President, will host a conference call to discuss the 2016 second quarter results and business outlook. The call can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE: CDI) seeks to create extraordinary outcomes with our clients by delivering solutions based on highly skilled and professional talent. Our business is comprised of four segments: Enterprise Talent, Specialty Talent & Technology Solutions, Engineering Solutions and MRI. Our client offerings include an array of engineering design project solutions, information technology project solutions and managed services, specialty technology staff augmentation, and program and managed staffing services. Our clients are corporations in multiple industries, including energy, chemicals, infrastructure, aerospace, industrial equipment, technology, as well as municipal and state governments, and the U.S. Department of Defense. We have offices and delivery centers in the United States, Canada and the United Kingdom. In addition, we also provide recruiting and staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we and our representatives may make statements that are forward-looking. All statements that address expectations or projections about the future, including, but not limited to, statements about our plans, strategies, adequacy of resources and future financial results (such as revenue, gross profit, operating profit, cash flow, and tax rate), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar references to future periods. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: weakness or volatility in general economic conditions and levels of capital spending by clients in the industries we serve, including as a result of the Brexit referendum or the U.S. elections; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' projects or the inability of our clients to pay our fees; the termination of one or more major client contracts or projects; the uncertain timing and funding of new contract awards and renewals; a high concentration of our business with a few large clients; the failure to achieve the anticipated benefits of acquisitions, and difficulties in integrating acquired businesses with CDI; the inability to obtain favorable price and other terms for any acquisitions and divestitures we may do; delays or reductions in U.S. government spending; credit risks associated with our clients; competitive market pressures; foreign currency fluctuations; restrictions on the availability of funds and on our activities under our asset-based, secured credit facility; the availability, retention and cost of qualified labor; our level of success in attracting, training, and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for our business activities, including, but not limited to, the activities of our professional employees and our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; improper disclosure or loss of sensitive or confidential company, client, government, employee or candidate information, including personal data; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the United States Securities and Exchange Commission (SEC), particularly in the "Risk Factors" section in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes Adjusted EBITDA and Adjusted EBITDA Margin, which are adjusted to exclude from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition-related items, reserve for project-related disputes and earnout adjustments, and Adjusted EPS, which excludes from diluted earnings per common share, restructuring and other related costs, leadership transition costs, loss on disposition, certain acquisition-related items, reserve for project-related disputes, earnout adjustments, amortization of acquired intangibles and the related income tax effect of each of the adjustments. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EPS as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and (vii) other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

Financial Tables Follow

CDI CORP. AND SUBSIDIARIES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Consolidated Statements of Operations:	2016	2015	2016	2015

Revenue	$226,693	$246,821	$460,217	$504,279
Cost of services	184,598	200,174	374,847	410,862
Gross profit	42,095	46,647	85,370	93,417
Operating and administrative expenses (1)	48,315	45,444	95,362	90,717
Restructuring and other related costs (2)	240	—	289	47
Loss on disposition (3)	—	—	—	310
Operating profit (loss)	(6,460)	1,203	(10,281)	2,343
Other income (expense), net	(452)	(97)	(601)	(84)
Income (loss) before income taxes	(6,912)	1,106	(10,882)	2,259
Income tax expense	572	1,263	1,419	2,029
Net income (loss)	(7,484)	(157)	(12,301)	230
Less: Loss attributable to noncontrolling interests	—	—	—	(83)
Net income (loss) attributable to CDI	$(7,484)	$(157)	$(12,301)	$313

Earnings (loss) per common share:
Basic	$(0.39)	$(0.01)	$(0.63)	$0.02
Diluted	$(0.39)	$(0.01)	$(0.63)	$0.02
Weighted-average shares outstanding - Basic	19,174	19,675	19,427	19,655
Weighted-average shares outstanding - Diluted	19,174	19,675	19,427	19,846

Selected Balance Sheet Data:	June 30, 2016	December 31, 2015

Cash and cash equivalents	$4,675	$16,932
Accounts receivable, net	218,224	205,494
Total current assets	243,523	240,320
Total assets	340,031	339,097
Total current liabilities	113,005	103,783
Total CDI shareholders' equity	207,064	221,243

	Six Months Ended
	June 30
Selected Cash Flow Data:	2016	2015

Net cash provided by (used in) operating activities	$(7,742)	$12,244
Depreciation and amortization	5,707	5,012
Capital expenditures	4,475	4,768
Stocks repurchased under stock repurchase program	5,608	—
Dividends paid to shareholders	—	5,114

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Earnings and Other Financial Data:	2016	2015	2016	2015

Gross margin	18.6%	18.9%	18.5%	18.5%
Operating and administrative expenses as a percentage of revenue	21.3%	18.4%	20.7%	18.0%
Operating margin	(2.8)%	0.5%	(2.2)%	0.5%
Effective income tax rate	(8.3)%	114.2%	(13.0)%	89.8%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Non-GAAP Financial Measures:	2016	2015	2016	2015

Adjusted EBITDA (4)	$(2,744)	$4,667	$(3,510)	$9,517
Adjusted EBITDA margin (4)	(1.2)%	1.9%	(0.8)%	1.9%
Adjusted operating expenses (4)	$44,685	$41,930	$88,820	$83,991
Adjusted EPS (4)	$(0.33)	$0.00	$(0.57)	$0.04

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Segment Data:	2016	2015	2016	2015

Enterprise Talent
Revenue:
North America Staffing	$112,978	$123,169	$229,662	$256,658
UK Staffing	20,502	26,223	43,467	54,160
Total revenue	$133,480	$149,392	$273,129	$310,818
Gross profit	$15,434	$18,326	$31,915	$37,586
Gross margin	11.6%	12.3%	11.7%	12.1%
Operating profit (loss) (2), (5)	$(458)	$3,093	$677	$7,269
Operating margin	(0.3)%	2.1%	0.2%	2.3%

Specialty Talent and Technology Solutions
Revenue:
Specialty Talent	10,951	—	$20,971	$—
Technology Solutions	8,178	7,901	16,551	15,591
Total revenue	$19,129	$7,901	$37,522	$15,591
Gross profit	$5,510	$2,595	$10,822	$5,157
Gross margin	28.8%	32.8%	28.8%	33.1%
Operating profit (loss) (1), (5)	$(436)	$444	$9	$1,169
Operating margin	(2.3)%	5.6%	—%	7.5%

Engineering Solutions
Revenue:
Energy, Chemicals and Infrastructure (EC&I)	$33,279	$46,158	$67,230	$90,861
Aerospace and Industrial Equipment (AIE)	12,525	15,615	25,656	31,312
Government Services	15,349	14,763	31,521	29,194
Total revenue	$61,153	$76,536	$124,407	$151,367
Gross profit	$14,776	$19,254	$30,253	$37,633
Gross margin	24.2%	25.2%	24.3%	24.9%
Operating profit (loss) (2), (3), (5)	$(2,943)	$907	$(4,878)	$510
Operating margin	(4.8)%	1.2%	(3.9)%	0.3%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$9,752	$9,628	$18,979	$19,946
Royalties and Franchise Fees	3,179	3,364	6,180	6,557
Total revenue	$12,931	$12,992	$25,159	$26,503
Gross profit	$6,375	$6,472	$12,380	$13,041
Gross margin	49.3%	49.8%	49.2%	49.2%
Operating profit (5)	$1,081	$1,574	$1,664	$3,030
Operating margin	8.4%	12.1%	6.6%	11.4%

_______________________
(1)

In the first quarter of 2016, the Company's Specialty Talent and Technology Solutions segment recorded a benefit to "Operating and administrative expenses" of $0.8 million related to the reversal of an acquisition-related earnout.

(2)

In the six months ended June 30, 2016 and 2015, the Company recorded an aggregate charge of $289 thousand and $47 thousand respectively to "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2014 and 2015 (six months ended June 30, 2016 comprised of Enterprise Talent $102 thousand, Engineering Solutions $186 thousand and Corporate $1 thousand and six months ended June 30, 2015 comprised of Enterprise Talent $47 thousand).

(3)

In the first quarter of 2015, the Company's Engineering Solutions segment recorded a charge of $0.3 million related to loss on disposition of the Company's controlling interest in a Mexico-based engineering design company.

(4)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted EBITDA is calculated by excluding from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, acquisition-related costs, reserve for project-related disputes and earnout adjustments. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.  Adjusted operating expenses excludes from operating expenses, which is the sum of  "Operating and administrative expenses", "Restructuring and other related costs" and "Loss on disposition" in the consolidated statements of operations, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, acquisition-related costs, reserve for project-related disputes and earnout adjustments. Adjusted EPS excludes from diluted earnings per common share, restructuring and other related costs, leadership transition costs, loss on disposition, acquisition-related costs, reserve for project-related disputes, earnout adjustments, amortization of acquired intangibles and the related specific income tax effect. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

(5)	The following table summarizes the amount of depreciation and amortization recognized by reporting segment for the indicated periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Depreciation and amortization:
Enterprise Talent	$315	$274	$631	$666
Specialty Talent and Technology Solutions	652	73	1,654	145
Engineering Solutions	1,197	1,505	2,468	3,016
MRI	66	80	132	162
Corporate	395	518	822	1,023
Total Depreciation and amortization	$2,625	$2,450	$5,707	$5,012

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income (loss) attributable to CDI to Adjusted EBITDA:
Net income (loss) attributable to CDI	$(7,484)	$(157)	$(12,301)	$313
Interest expense, net	298	47	541	92
Income tax expense	572	1,263	1,419	2,029
Depreciation and amortization	2,625	2,450	5,707	5,012
Restructuring and other related costs (a)	240	—	289	47
Share-based compensation (b)	463	812	1,156	1,349
Leadership transition (c)	—	—	—	113
Loss on disposition (d)	—	—	—	310
Acquisition-related (e)	9	252	25	252
Reserve for project-related disputes (f)	500	—	500	—
Earnout adjustments (g)	33	—	(846)	—
Adjusted EBITDA	$(2,744)	$4,667	$(3,510)	$9,517
Adjusted EBITDA margin	(1.2)%	1.9%	(0.8)%	1.9%

Operating expenses to Adjusted operating expenses:
Operating expenses (h)	$48,555	$45,444	$95,651	$91,074
Depreciation and amortization	2,625	2,450	5,707	5,012
Restructuring and other related costs (a)	240	—	289	47
Share-based compensation (b)	463	812	1,156	1,349
Leadership transition (c)	—	—	—	113
Loss on disposition (d)	—	—	—	310
Acquisition-related (e)	9	252	25	252
Reserve for project-related disputes (f)	500	—	500	—
Earnout adjustments (g)	33	—	(846)	—
Adjusted operating expenses	$44,685	$41,930	$88,820	$83,991

EPS to Adjusted EPS:
Earnings (loss) per common share - diluted	$(0.39)	$(0.01)	$(0.63)	$0.02
Restructuring and other related costs (a)	0.01	—	0.01	—
Leadership transition (c)	—	—	—	0.01
Loss on disposition (d)	—	—	—	0.01
Acquisition-related (e)	—	0.01	—	0.01
Reserve for project-related disputes (f)	0.03	—	0.03	—
Earnout adjustments (g)	—	—	(0.04)	—
Amortization of acquired intangibles (i)	0.03	—	0.08	—
Income tax effect (j)	(0.01)	—	(0.02)	(0.01)
Adjusted EPS	$(0.33)	$—	$(0.57)	$0.04

_______________________
(a)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2014 and 2015.
(b)	Represents share-based compensation expense included in "Operating and administrative expenses" in the consolidated statements of operations.
(c)	Represents charges associated with the CEO and other executive leadership changes included in "Operating and administrative expenses" in the consolidated statements of operations.
(d)

Represents "Loss on disposition" in the consolidated statements of operations related to the disposition of the Company's controlling interest in a Mexico-based engineering design company in the Company's Engineering Solutions segment.

(e)	Represents incremental costs associated with the acquisition of a businesses included in "Operating and administrative expenses" in the consolidated statements of operations.
(f)	Represents the impact to "Operating and administrative expenses" in the consolidated statements of operations related to an increase in reserves for project-related disputes.
(g)	Represents an expense (benefit) from earnout adjustments associated with the acquisition of businesses included in "Operating and administrative expenses" in the consolidated statements of operations.
(h)	Operating expenses include "Operating and administrative expenses", "Restructuring and other related costs" and "Loss on disposition" in the consolidated statements of operations.
(i)

Represents the EPS impact to "Operating and administrative expenses" in the consolidated statements of operations related to the amortization of definite-lived intangibles identified as a result of acquisitions completed during the fourth quarter of 2015.

(j)	Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments.

CONTACT: Vincent J. Webb, Vice President, Investor Relations and Communications, 215-636-1240, Vince.Webb@cdicorp.com